Exhibit 5.1

ATTORNEYS AT LAW

June 28, 2021 Harbor Custom Development, Inc. 11505 Burnham Drive, Suite 301 Gig Harbor, Washington 98332

Michael J. FitzGerald*

Eoin L. Kreditor*

Eric P. Francisconi

Lynne Bolduc

George Vausher, LLM, CPA‡

Eric D. Dean

John C. Clough

David M. Lawrence

Natalie N. FitzGerald

Brook John Changala
Josephine Rachelle Aranda

John M. Marston†

Deborah M. Rosenthal†

Maria M. Rullo†

Larry S. Zeman†

Re:	Registration Statement on Form S-8
Harbor Custom Development, Inc. 2018 Incentive and Nonstatutory Stock Option Plan 2020 Restricted Stock Plan

Ladies and Gentlemen:

We have acted as counsel to Harbor Custom Development, Inc., a Washington corporation (the “Company”), in connection with the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 1,375,676 shares of the Company’s common stock, no par value per share (the “Shares”), which may be issued pursuant to the grant or exercise of awards granted under the Company’s 2018 Incentive and Nonstatutory Stock Option Plan and 2020 Restricted Stock Plan (collectively, the “Plans”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.

In connection with our opinion below, we have examined the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Plans, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic, or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents, and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

2 Park Plaza, Suite 850 ˖ Irvine, CA 92614 | Tel: 949-788-8900 ˖ Fax: 949-788-8980 ˖ www.fyklaw.com

*Professional Corporation ˖ †Of Counsel ˖ ‡Certified Specialist in Estate Planning, Trust & Probate Law, and in Taxation Law, State Bar of California

June 28, 2021

Our opinion set forth below is limited to the Washington Business Corporations Act.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted, or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on the foregoing, it is our opinion that the Shares are duly authorized for issuance, and, when issued by the Company in accordance with the terms of the Plans, will be validly issued, fully paid, and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ FitzGerald Yap Kreditor LLP
FitzGerald Yap Kreditor LLP

2 Park Plaza, Suite 850 ˖ Irvine, CA 92614 | Tel: 949-788-8900 ˖ Fax: 949-788-8980 ˖ www.fyklaw.com

*Professional Corporation ˖ †Of Counsel ˖ ‡Certified Specialist in Estate Planning, Trust & Probate Law, and in Taxation Law, State Bar of California